Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-124672

PROSPECTUS SUPPLEMENT No. 3
To Prospectus dated May 25, 2005

1,591,000 Shares

This prospectus supplement relates to the disposition, from time to time, of up to 1,591,000 shares of common stock, par value $0.0001 per share, of Bakers Footwear Group, Inc. by the holders of these shares, who we refer to as the “selling shareholders,” named in the prospectus dated May 25, 2005, as supplemented by the prospectus supplement dated February 21, 2006, the prospectus supplement dated October 16, 2006 and this prospectus supplement, or any amendments or supplements thereto, and their transferees.

We are supplementing the prospectus dated May 25, 2005, to reflect the transfer of warrants relating to 17,500 shares of our common stock. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus dated May 25, 2005, which we refer to as the “prospectus,” including any amendment or supplement thereto and with the prospectus supplements dated February 21, 2006 and October 16, 2006. Our common stock is included in the Nasdaq National Market under the symbol “BKRS.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The selling shareholders identified in the accompanying prospectus and the prospectus supplements dated February 21, 2006 and October 16, 2006, as amended by this prospectus supplement, or any amendments or supplements thereto, or their transferees may offer and sell the shares held by them or interests therein at fixed prices, at market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, at negotiated prices or otherwise in accordance with the plan of distribution described in the prospectus. See “Plan of Distribution” in the accompanying prospectus.

The selling shareholders identified in the accompanying prospectus, as amended by this prospectus supplement, or any amendments or supplements thereto, including Ryan Beck & Co., Inc. and BB&T Capital Markets, a Division of Scott & Stringfellow, Inc., who are broker-dealers and were underwriters of our initial public offering, and their transferees or designees, including the selling shareholders identified in this prospectus supplement or the accompanying prospectus, and any agents or broker-dealers that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (“Securities Act”), and any commissions received by them and any profit on the resale of the shares may be deemed to be an underwriting commission or discount under the Securities Act.

The date of this prospectus supplement is February 23, 2007

You should rely only on the information provided in this prospectus supplement, the accompanying prospectus, the prospectus supplements dated February 21, 2006 and October 16, 2006, any additional prospectus supplement and the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement, the accompanying prospectus, or any additional supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. These securities are offered subject to prior sale, acceptance, and rejection of any offer to purchase. The offering is also subject to withdrawal or cancellation without notice.

We urge you to read this entire prospectus supplement and the accompanying prospectus carefully including the “Cautionary Statement Regarding Forward-Looking Statements and Certain Risks” section, which begins on page 1 of the prospectus, our financial statements and the notes to those statements and other information incorporated herein by reference. An investment in these shares involves a high degree of risk. When this prospectus supplement or the accompanying prospectus uses the words “Company,” “we,” “us” or “our,” these words refer to Bakers Footwear Group, Inc., unless the context otherwise requires.

TRANSFER OF WARRANTS

The information in the table appearing under the heading “Selling Shareholders” in the prospectus dated May 25, 2005, including all supplements thereto, is amended by adding the information below with respect to Mr. Gaida, a selling shareholder not previously listed in the prospectus dated May 25, 2005 or the supplements thereto, and by amending the information with respect to selling shareholders Ryan Beck & Co., Inc. and Messrs. Kollender, Sherry, Pogany and Schwartz. These amendments reflect the transfer by Ryan Beck & Co., Inc. of warrants relating to an aggregate of 17,500 shares of our common stock to these five individual selling shareholders. Other than with respect to changes to the common stock beneficially owned by the selling shareholders listed in this prospectus supplement solely as a result of this transfer, or as specified in the footnotes below, the information with respect to such previously listed selling shareholders reflects holdings as of April 30, 2005. This prospectus supplement does not otherwise modify or supplement any of the information in the prospectus. The prospectus, as supplemented by this prospectus supplement, subject to documents incorporated by reference and any further supplements or amendments, continues to speak as of its date, and the “Selling Shareholders” section continues to set forth information as of April 30, 2005, and has not been updated other than to reflect the transfer of warrants. You should refer to the prospectus dated May 25, 2005 for information on the other selling shareholders and other information set forth under “Selling Shareholders” therein. This prospectus supplement does not purport to update the prospectus for any other matter or to reflect subsequent results, events or developments.

	Number of
	Shares of	Number of	Number of
	Common Stock	Shares of	Shares	Approximate Percentage of Outstanding Shares
	Beneficially	Common Stock	Remaining if	of Common Stock
	Owned Prior to	Offered	All Offered	Before This	After This
Name and Address(1)	the Offering(1)	Hereby	Shares Sold	Offering	Offering

Ryan Beck & Co., Inc.(9)	114,800	114,800	—	1.8%	—
Michael J. Kollender(11)	103,000	103,000	—	1.6%	—
Jeffrey A. Sherry(13)	13,100	13,100	—	*	—
Jack K. Schwartz(14)	7,360	7,360	—	*	—
Brett J. Pogany(15)	7,615	7,615	—	*	—
Robert A. Gaida, Jr.(17)	625	625	—	*	—

*	Represents beneficial ownership of less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to warrants held by that person, including shares underlying the warrants issued in connection with our April 8, 2005 private placement transaction, which are not exercisable until October 3, 2005, are deemed to be outstanding. Such shares, however, are not deemed outstanding for the purposes of counting the percentage ownership of each other person. The shares underlying unexercised warrants cannot be voted.

(9)	Includes shares beneficially owned by Ryan Beck & Co., Inc. and its affiliates. Includes shares underlying warrants to purchase 64,800 shares of our common stock, exercisable at any time during the four-year period commencing on February 10, 2005, at an exercise price equal to $12.7875 per share, which were issued in connection with our initial public offering and shares underlying warrants to purchase an additional 50,000 shares of our common stock, at an exercise price of $10.18 per share which were generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. This entity is the beneficial owner of the shares underlying the warrants. Anthony Simone, Chief Financial Officer of Ryan Beck, has the power to vote or dispose of the securities held by Ryan Beck and thus has beneficial ownership of those securities. The business address for this entity is 18 Columbia Turnpike, Florham Park, NJ 07932-2289. The information in this footnote is primarily based on information provided to us.

(11)	Includes shares underlying warrants to purchase 40,500 shares, exercisable at any time during the four-year period commencing on February 10, 2005, at an exercise price equal to $12.7875 per share, which were issued in connection with our initial public offering and shares underlying warrants to purchase an additional 62,500 shares, at an exercise price of $10.18 per share which were generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. Mr. Kollender is an Executive Vice President of Ryan Beck and is the beneficial owner of the shares underlying the warrants. Mr. Kollender is an affiliate of a broker-dealer who may be deemed to be an “underwriter” within the meaning of the Securities Act. The business address for Mr. Kollender is c/o Ryan Beck & Co., Inc., 650 Madison Avenue, New York, New York 10022. The information in this footnote is primarily based on information provided to us.

(13)	Includes shares underlying warrants to purchase 8,100 shares, exercisable at any time during the four-year period commencing on February 10, 2005, at an exercise price equal to $12.7875 per share, which were issued in connection with our initial public offering and shares underlying warrants to purchase an additional 5,000 shares, at an exercise price of $10.18 per share which were generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. Mr. Sherry is a Director in the investment banking group of Ryan Beck, a broker-dealer, who may be deemed to be an “underwriter” within the meaning of the Securities Act, and is the beneficial owner of the shares underlying the warrants. The business address for Mr. Sherry is c/o Ryan Beck & Co., Inc., 650 Madison Avenue, New York, New York 10022. The information in this footnote is primarily based on information provided to us.

(14)	Includes shares underlying warrants to purchase 4,860 shares, exercisable at any time during the four-year period commencing on February 10, 2005, at an exercise price equal to $12.7875 per share, which were issued in connection with our initial public offering and shares underlying warrants to purchase an additional 2,500 shares, at an exercise price of $10.18 per share which were generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. Mr. Schwartz is an Associate in the investment banking group of Ryan Beck, a broker-dealer, who may be deemed to be an “underwriter” within the meaning of the Securities Act, and is the beneficial owner of the shares underlying the warrants. The business address for Mr. Schwartz is c/o Ryan Beck & Co., Inc., 650 Madison Avenue, New York, New York 10022. The information in this footnote is primarily based on information provided to us.

(15)	Includes shares underlying warrants to purchase 3,240 shares, exercisable at any time during the four-year period commencing on February 10, 2005, at an exercise price equal to $12.7875 per share, which were issued in connection with our initial public offering and shares underlying warrants to purchase an additional 4,375 shares, at an exercise price of $10.18 per share which were generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. Mr. Pogany is a Director in the investment banking group of Ryan Beck, a broker-

dealer, who may be deemed to be an “underwriter” within the meaning of the Securities Act, and is the beneficial owner of the shares underlying the warrants. The business address for Mr. Pogany is c/o Ryan Beck & Co., Inc., 650 Madison Avenue, New York, New York 10022. The information in this footnote is primarily based on information provided to us.

(17)	Includes shares underlying warrants to purchase 625 shares, at an exercise price of $10.18 per share which were generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. Mr. Gaida is an Associate of Ryan Beck, a broker-dealer, who may be deemed to be an “underwriter” within the meaning of the Securities Act, and is the beneficial owner of the shares underlying the warrants. The business address for Mr. Gaida is c/o Ryan Beck & Co., Inc., 650 Madison Avenue, New York, New York 10022. The information in this footnote is primarily based on information provided to us.

1,591,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the accompanying Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus Supplement and the accompanying Prospectus does not constitute an offer of any securities other than those to which it relates or any offer to sell, or a solicitation of any offer to buy, those to which it relates in any state to any person to whom it is not lawful to make such offer in such state. The delivery of this Prospectus Supplement and the accompanying Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date or that there has been no change in the affairs of the Company since such date.

The date of this prospectus supplement is February 23, 2007

PROSPECTUS SUPPLEMENT No. 2
To Prospectus dated May 25, 2005

1,591,000 Shares

Common Stock

This prospectus supplement relates to the disposition, from time to time, of up to 1,591,000 shares of common stock, par value $0.0001 per share, of Bakers Footwear Group, Inc. by the holders of these shares, who we refer to as the “selling shareholders,” named in the prospectus dated May 25, 2005, as supplemented by the prospectus supplement dated February 21, 2006 and by this prospectus supplement, or any amendments or supplements thereto, and their transferees.

We are supplementing the prospectus dated May 25, 2005, to reflect the transfer of warrants relating to 87,500 shares of our common stock. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus dated May 25, 2005, which we refer to as the “prospectus,” including any amendment or supplement thereto and with the prospectus supplement dated February 21, 2006. Our common stock is included in the Nasdaq National Market under the symbol “BKRS.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The selling shareholders identified in the accompanying prospectus, as amended by this prospectus supplement, or any amendments or supplements thereto, or their transferees may offer and sell the shares held by them or interests therein at fixed prices, at market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, at negotiated prices or otherwise in accordance with the plan of distribution described in the prospectus. See “Plan of Distribution” in the accompanying prospectus.

The selling shareholders identified in the accompanying prospectus and the prospectus supplement dated February 21, 2006, as amended by this prospectus supplement, or any amendments or supplements thereto, including Ryan Beck & Co., Inc. and BB&T Capital Markets, a Division of Scott & Stringfellow, Inc., who are broker-dealers and were underwriters of our initial public offering, and their transferees or designees, including the selling shareholders identified in this prospectus supplement or the accompanying prospectus, and any agents or broker-dealers that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (“Securities Act”), and any commissions received by them and any profit on the resale of the shares may be deemed to be an underwriting commission or discount under the Securities Act.

The date of this prospectus supplement is October 16, 2006

You should rely only on the information provided in this prospectus supplement, the accompanying prospectus, the prospectus supplement dated February 21, 2006 and any additional prospectus supplement and the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement, the accompanying prospectus, or any additional supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. These securities are offered subject to prior sale, acceptance, and rejection of any offer to purchase. The offering is also subject to withdrawal or cancellation without notice.

We urge you to read this entire prospectus supplement and the accompanying prospectus carefully including the “Cautionary Statement Regarding Forward-Looking Statements and Certain Risks” section, which begins on page 1 of the prospectus, our financial statements and the notes to those statements and other information incorporated herein by reference. An investment in these shares involves a high degree of risk. When this prospectus supplement or the accompanying prospectus uses the words “Company,” “we,” “us” or “our,” these words refer to Bakers Footwear Group, Inc., unless the context otherwise requires.

TRANSFER OF WARRANTS

The information in the table appearing under the heading “Selling Shareholders” in the prospectus dated May 25, 2005 is amended by adding the information below with respect to Cranshire Capital, L.P., a selling shareholder not previously listed in the prospectus dated May 25, 2005 or the prospectus supplement dated February 21, 2006, and by amending the information with respect to Pequot Capital Management, Inc. a selling shareholder. These amendments reflect the transfer on October 16, 2006 by Pequot Capital Management, Inc. of warrants relating to an aggregate of 87,500 shares of our common stock to Cranshire Capital, L.P. Other than with respect to changes to the common stock holdings of the selling shareholders listed in this prospectus supplement solely as a result of this transfer, or as specified in the footnotes below, the information with respect to such previously listed selling shareholders reflects holdings as of April 30, 2005. This prospectus supplement does not otherwise modify or supplement any of the information in the prospectus. The prospectus, as supplemented by this prospectus supplement, subject to documents incorporated by reference and any further supplements or amendments, continues to speak as of its date, and the “Selling Shareholders” section continues to set forth information as of April 30, 2005, and has not been updated other than to reflect the transfer of warrants. This prospectus supplement does not purport to update the prospectus for any other matter or to reflect subsequent results, events or developments.

Number of
	Shares of	Number of	Number of
	Common Stock	Shares of	Shares	Approximate Percentage of Outstanding Shares
	Beneficially	Common Stock	Remaining if	of Common Stock
	Owned Prior to	Offered	All Offered	Before This	After This
Name and Address(1)	the Offering(1)	Hereby	Shares Sold	Offering	Offering

Pequot Capital Management, Inc.(5)	350,000	350,000	—	5.74%	—
Cranshire Capital, L.P.(16)	87,500	87,500	—	1.41%	—

*	Represents beneficial ownership of less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to warrants held by that person, including shares underlying the warrants issued in connection with our April 8, 2005 private placement transaction, which are not exercisable until October 3, 2005, are deemed to be outstanding. Such shares, however, are not deemed outstanding for the purposes of counting the percentage ownership of each other person. The shares underlying unexercised warrants cannot be voted.

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(5)	Excluding the warrants transferred on October 16, 2006, as of April 30, 2005 consists of an aggregate of 350,000 shares reported as beneficially owned by Pequot Capital Management, Inc. (“Pequot Capital”) which were purchased in our April 8, 2005 private placement, including 212,900 shares of common stock held of record by Pequot Scout Fund, L.P. and 137,100 shares of common stock held of record by Pequot Mariner Master Fund, L.P. Pequot Capital is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and, as such, has beneficial ownership of such shares through the investment discretion Pequot exercises over its clients’ accounts. Pequot Capital is the Investment Manager of Pequot Scout Fund, L.P. and Pequot Mariner Master Fund, L.P. and exercises sole dispositive, investment and voting power for all shares. Arthur J. Samberg is the sole shareholder of Pequot Capital and disclaims beneficial ownership of the shares except to the extent of his pecuniary interest. The business address of each of these entities is 500 Nyala Farm Road, Westport, CT 06880. As of October 16, 2006, Pequot Capital beneficially owned an aggregate of 456,800 shares, including the shares mentioned above and an additional 70,500 shares of common stock held of record by Pequot Scout Fund, L.P. and an additional 36,300 shares of common stock held of record by Pequot Mariner Master Fund, L.P. As a result, as of October 16, 2006, after completion of this offering, Pequot Capital would beneficially own 106,800 shares, or less than 1.8% of our outstanding shares of common stock. The information in this footnote is primarily based on a Schedule 13G filed with SEC on February 14, 2006 and on information provided to us.

(16)	Represents shares underlying warrants to purchase 87,500 shares, at an exercise price of $10.18 per share which were generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. Mitchell P. Kopin, President of Downsview Capital, the General Partner of Cranshire Capital, L.P. has sole voting and dispositive control over such shares. The business address for Mr. Kopin and these entities is 3100 Dundee Rd, Suite 703, Northbrook, IL 60062. The information in this footnote is primarily based on information provided to us.

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1,591,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the accompanying Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus Supplement and the accompanying Prospectus does not constitute an offer of any securities other than those to which it relates or any offer to sell, or a solicitation of any offer to buy, those to which it relates in any state to any person to whom it is not lawful to make such offer in such state. The delivery of this Prospectus Supplement and the accompanying Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date or that there has been no change in the affairs of the Company since such date.

The date of this prospectus supplement is October 16, 2006

PROSPECTUS SUPPLEMENT No. 1
To Prospectus dated May 25, 2005

1,591,000 Shares

Common Stock

This prospectus supplement relates to the disposition, from time to time, of up to 1,591,000 shares of common stock, par value $0.0001 per share, of Bakers Footwear Group, Inc. by the holders of these shares, who we refer to as the “selling shareholders,” named in the prospectus dated May 25, 2005, as supplemented by this prospectus supplement, or any amendments or supplements thereto, and their transferees.

We are supplementing the prospectus dated May 25, 2005, to reflect the transfer of warrants relating to 42,450 shares of our common stock. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus dated May 25, 2005, which we refer to as the “prospectus,” including any amendment or supplement thereto. Our common stock is included in the Nasdaq National Market under the symbol “BKRS.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The selling shareholders identified in the accompanying prospectus, as amended by this prospectus supplement, or any amendments or supplements thereto, or their transferees may offer and sell the shares held by them or interests therein at fixed prices, at market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, at negotiated prices or otherwise in accordance with the plan of distribution described in the prospectus. See “Plan of Distribution” in the accompanying prospectus.

The selling shareholders identified in the accompanying prospectus, as amended by this prospectus supplement, or any amendments or supplements thereto, including Ryan Beck & Co., Inc. and BB&T Capital Markets, a Division of Scott & Stringfellow, Inc., who are broker-dealers and were underwriters of our initial public offering, and their transferees or designees, including the selling shareholders identified in this prospectus supplement or the accompanying prospectus, and any agents or broker-dealers that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (“Securities Act”), and any commissions received by them and any profit on the resale of the shares may be deemed to be an underwriting commission or discount under the Securities Act.

The date of this prospectus supplement is February 21, 2006

You should rely only on the information provided in this prospectus supplement, the accompanying prospectus, any additional prospectus supplement and the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement, the accompanying prospectus, or any additional supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. These securities are offered subject to prior sale, acceptance, and rejection of any offer to purchase. The offering is also subject to withdrawal or cancellation without notice.

We urge you to read this entire prospectus supplement and the accompanying prospectus carefully including the “Cautionary Statement Regarding Forward-Looking Statements and Certain Risks” section, which begins on page 1 of the prospectus, our financial statements and the notes to those statements and other information incorporated herein by reference. An investment in these shares involves a high degree of risk. When this prospectus supplement or the accompanying prospectus uses the words “Company,” “we,” “us” or “our,” these words refer to Bakers Footwear Group, Inc., unless the context otherwise requires.

TRANSFER OF WARRANTS

The information in the table appearing under the heading “Selling Shareholders” in the prospectus dated May 25, 2005 is amended by adding the information below with respect Messrs. Sherry, Schwartz and Pogany, selling shareholders not previously listed in the prospectus dated May 25, 2005, and by amending the information with respect to two selling shareholders, Ryan Beck & Co., Inc. and Mr. Kollender. These amendments reflect the transfer by Ryan Beck & Co., Inc. of warrants relating to an aggregate of 42,450 shares of our common stock to these four individual selling shareholders. Other than with respect to changes to the common stock beneficially owned by the selling shareholders listed in this prospectus supplement solely as a result of this transfer, the information with respect to such previously listed selling shareholders reflects holdings as of April 30, 2005. This prospectus supplement does not otherwise modify or supplement any of the information in the prospectus. The prospectus, as supplemented by this prospectus supplement, subject to documents incorporated by reference and any further supplements or amendments, continues to speak as of its date, and the “Selling Shareholders” section continues to set forth information as of April 30, 2005, and has not been updated other than to reflect the transfer of warrants. You should refer to the prospectus dated May 25, 2005 for information on the other selling shareholders and other information set forth under “Selling Shareholders” therein. This prospectus supplement does not purport to update the prospectus for any other matter or to reflect subsequent results, events or developments.

	Number of	Number of
	Shares of	Shares of	Number of	Approximate Percentage
	Common Stock	Common	Shares	of Outstanding Shares
	Beneficially	Stock	Remaining if	of Common Stock
	Owned Prior to	Offered	All Offered	Before This	After This
Name and Address(1)	the Offering(1)	Hereby	Shares Sold	Offering	Offering

Ryan Beck & Co., Inc.(9)	132,300	132,300	—	2.12%	—
Michael J. Kollender(11)	98,000	98,000	—	1.58%	—
Jeffrey A. Sherry(13)	8,100	8,100	—	*	—
Jack Schwartz(14)	4,860	4,860	—	*	—
Brett J. Pogany(15)	3,240	3,240	—	*	—

*	Represents beneficial ownership of less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to warrants held by that person, including shares underlying the warrants issued in connection with our April 8, 2005 private placement transaction, which are not exercisable until October 3, 2005, are deemed to be outstanding.

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Such shares, however, are not deemed outstanding for the purposes of counting the percentage ownership of each other person. The shares underlying unexercised warrants cannot be voted.

(9)	Includes shares underlying warrants to purchase 64,800 shares of our common stock, exercisable at any time during the four-year period commencing on February 10, 2005, at an exercise price equal to $12.7875 per share, which were issued in connection with our initial public offering and shares underlying warrants to purchase an additional 67,500 shares of our common stock, at an exercise price of $10.18 per share which were generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. This entity is the beneficial owner of the shares underlying the warrants. Anthony Simone, Chief Financial Officer of Ryan Beck, has the power to vote or dispose of the securities held by Ryan Beck and thus has beneficial ownership of those securities. The business address for this entity is 18 Columbia Turnpike, Florham Park, NJ 07932-2289. The information in this footnote is primarily based on information provided to us.

(11)	Includes shares underlying warrants to purchase 40,500 shares, exercisable at any time during the four-year period commencing on February 10, 2005, at an exercise price equal to $12.7875 per share, which were issued in connection with our initial public offering and shares underlying warrants to purchase an additional 57,500 shares, at an exercise price of $10.18 per share which were generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. Mr. Kollender is an Executive Vice President of Ryan Beck and is the beneficial owner of the shares underlying the warrants. Mr. Kollender is an affiliate of a broker-dealer who may be deemed to be an “underwriter” within the meaning of the Securities Act. The business address for Mr. Kollender is c/o Ryan Beck & Co., Inc., 650 Madison Avenue, New York, New York 10022. The information in this footnote is primarily based on information provided to us.

(13)	Includes shares underlying warrants to purchase 8,100 shares, exercisable at any time during the four-year period commencing on February 10, 2005, at an exercise price equal to $12.7875 per share, which were issued in connection with our initial public offering. Mr. Sherry is a Director in the investment banking group of Ryan Beck, a broker-dealer, who may be deemed to be an “underwriter” within the meaning of the Securities Act, and is the beneficial owner of the shares underlying the warrants. The business address for Mr. Sherry is c/o Ryan Beck & Co., Inc., 650 Madison Avenue, New York, New York 10022. The information in this footnote is primarily based on information provided to us.

(14)	Includes shares underlying warrants to purchase 4,860 shares, exercisable at any time during the four-year period commencing on February 10, 2005, at an exercise price equal to $12.7875 per share, which were issued in connection with our initial public offering. Mr. Schwartz is an Associate in the investment banking group of Ryan Beck, a broker-dealer, who may be deemed to be an “underwriter” within the meaning of the Securities Act, and is the beneficial owner of the shares underlying the warrants. The business address for Mr. Schwartz is c/o Ryan Beck & Co., Inc., 650 Madison Avenue, New York, New York 10022. The information in this footnote is primarily based on information provided to us.

(15)	Includes shares underlying warrants to purchase 3,240 shares exercisable at any time during the four-year period commencing on February 10, 2005, at an exercise price equal to $12.7875 per share, which were issued in connection with our initial public offering. Mr. Pogany is a Director in the investment banking group of Ryan Beck, a broker-dealer, who may be deemed to be an “underwriter” within the meaning of the Securities Act, and is the beneficial owner of the shares underlying the warrants. The business address for Mr. Pogany is c/o Ryan Beck & Co., Inc., 650 Madison Avenue, New York, New York 10022. The information in this footnote is primarily based on information provided to us.

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1,591,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the accompanying Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus Supplement and the accompanying Prospectus does not constitute an offer of any securities other than those to which it relates or any offer to sell, or a solicitation of any offer to buy, those to which it relates in any state to any person to whom it is not lawful to make such offer in such state. The delivery of this Prospectus Supplement and the accompanying Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date or that there has been no change in the affairs of the Company since such date.

The date of this prospectus supplement is February 21, 2006

PROSPECTUS

1,591,000 Shares

Common Stock

This prospectus relates to the disposition, from time to time, of up to 1,591,000 shares of common stock, par value $0.0001 per share, of Bakers Footwear Group, Inc. by the holders of these shares named in this prospectus, whom we refer to as the “selling shareholders,” and their transferees.

Our common stock is included in the Nasdaq National Market under the symbol “BKRS.” As of May 16, 2005, the closing price of our common stock was $9.70 per share. Our executive offices are located at 2815 Scott Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-0699.

This investment involves a high degree of risk.
See “Cautionary Statement Regarding Forward-Looking Statements
and Certain Risks” beginning on Page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The selling shareholders or their transferees may offer and sell the shares held by them or interests in the shares at fixed prices, at market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices in accordance with the plan of distribution described in this prospectus. We will not receive any of the proceeds from the sale of the shares, but we have agreed to bear the expenses of registration of the shares under Federal and state securities laws. See “Use of Proceeds,” “Selling Shareholders” and “Plan of Distribution.”

The selling shareholders identified in this prospectus, including Ryan Beck & Co., Inc. and BB&T Capital Markets, a Division of Scott & Strongfellow, Inc., who are broker-dealers and were underwriters in our initial public offering, and any agents or broker-dealers that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit on the resale of the shares may be deemed to be an underwriting commission or discount under the Securities Act.

The date of this prospectus is May 25, 2005

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
AND CERTAIN RISKS

This prospectus and our Annual Report on Form 10-K include, and our other periodic reports and public disclosures may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which involve known and unknown risks and uncertainties or other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. The words “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates” and similar expressions are intended to identify forward-looking statements. You should not place undue reliance on those statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after such dates. You should read this prospectus and the risks described in our Annual Report on Form 10-K and our other public reports completely and with the understanding that our actual results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

These risks, uncertainties and other factors, including the risk factors described in our Annual Report on Form 10-K and in our other periodic reports, and those set forth below, may cause our actual results, performances or achievements to be materially different from those expressed or implied by our forward-looking statements:

•	our expectations regarding future financial results or performance;

•	our business strategy;

•	the market opportunity for our services and products;

•	our estimates regarding our capital requirements and needs for additional financing;

•	any of our other plans, objectives, expectations and intentions that are not historical facts; and

•	changes in general economic and business conditions.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement, which shall encompass any amendments thereto, that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. This prospectus does not contain all of the information set forth in the registration statement and the related exhibits and schedules. Some portions of the registration statement, and the related exhibits and schedules, are omitted as permitted by the SEC. Statements made in this prospectus, or incorporated herein by reference, about the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to any such contract, agreement or other document filed as an exhibit to the registration statement, we refer you to the exhibit itself for a more complete description of the matter involved.

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. These securities are offered subject to prior sale, acceptance, and rejection of any offer to purchase. The offering is also subject to withdrawal or cancellation without notice.

We urge you to read this entire prospectus carefully including the “Cautionary Statement Regarding Forward-Looking Statements and Certain Risks” section, which begins on page 1, our financial statements and the notes to those statements and other information incorporated herein by reference. An investment in these shares involves a high degree of risk. When this prospectus uses the words “Company,” “we,” “us” or “our,” these words refer to Bakers Footwear Group, Inc., unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934. As a result, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Here are ways you can review and obtain copies of this information:

What Is Available	Where to Get It

Paper copies of information	SEC’s Public Reference Room Judiciary Plaza Building 450 Fifth Street, N.W., Room 1024 Washington, D.C. 20549

On-line information, free of charge	SEC’s Internet website at http://www.sec.gov

Information about the SEC’s Public Reference Rooms	Call the SEC at 1-800-SEC-0330

We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You can get a copy of the registration statement, at prescribed rates, from the sources listed above.

We intend to furnish our shareholders with annual reports containing audited financial statements and an opinion on the audited financial statements expressed by independent registered public accountants. We also intend to furnish other reports as we may determine or as required by law.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 000-50563). These documents contain important information about us.

•	Our Annual Report on Form 10-K for the fiscal year ended January 1, 2005.

•	Our Current Reports on Form 8-K filed with the SEC on January 10, 2005, February 18, 2005, February 25, 2005, March 16, 2005, April 6, 2005, April 13, 2005 and April 14, 2005 (other than the portions of those reports set forth under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the SEC).

•	The description of our common stock contained in our Registration Statement on Form 8-A dated and filed on January 30, 2004 pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for purposes of updating such descriptions.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) between May 19, 2005, the date we most recently filed the registration statement to which this prospectus relates, and the termination of the offering of the securities. These documents may include periodic reports, like

Annual Reports on Form 10-K, Quarterly Reports on Form  10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of the Registration Statement of which this prospectus is part, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement of which this prospectus is part.

You can obtain any of the documents incorporated by reference in this prospectus from the SEC on its website (http://www.sec.gov). You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Investor Relations
Bakers Footwear Group, Inc.
2815 Scott Avenue
St. Louis, Missouri 63103
(314) 621-0699
(314) 641-0390 (fax)

INFORMATION ABOUT BAKERS FOOTWEAR GROUP, INC.

We are a national, mall-based, specialty retailer of distinctive footwear and accessories for young women. Our merchandise includes private label and national brand dress, casual and sport shoes, boots, sandals and accessories. As of January 1, 2005, we operated 220 stores, 192 of which were Bakers stores and 28 of which were Wild Pair stores. Our Bakers stores focus on women between the ages of 12 and 29 who demand quality fashion products. Based on our analysis of our competitors, we believe that our Bakers stores are the only nationwide, full-service retailer specializing in moderately priced footwear for this segment. Our Wild Pair stores offer edgier, faster fashion-forward footwear that reflects the attitude and lifestyles of both women and men between the ages of 17 and 24.

On February 10, 2004, we sold 2,160,000 shares of our common stock in our initial public offering. We sold an additional 324,000 shares of our common stock on March 12, 2004 in connection with the exercise by the underwriters of the over-allotment option relating to our initial public offering. We also issued warrants to purchase 216,000 shares of our common stock in connection with the offering. On April 8, 2005, we sold 1,000,000 shares of our common stock in a private placement transaction. We also issued warrants to purchase 375,000 shares of our common stock to the investors and the placement agent in connection with the private placement transaction. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements, and the notes thereto, which are incorporated from our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

Our company was founded in 1926 and acquired in 1997 principally by our current chief executive officer, Peter Edison. In June 1999, we teamed with the then existing management of Bakers, a footwear retailer created in 1924 by Edison Brothers Stores, Inc., to purchase selected assets of the Bakers and Wild Pair chains, including approximately 200 store locations and merchandise inventory from Edison Brothers. We refer to this acquisition as the Bakers acquisition. In February 2004, we consummated our initial public offering.

We are incorporated under the laws of the State of Missouri. Our executive offices are located at 2815 Scott Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-0699. Information on the retail website for our Bakers stores, www.bakersshoes.com, is not part of this prospectus. Bakerstm and Wild Pair® are trademarks of ours in the United States. In addition, we currently have several applications pending with the United States Patent and Trademark Office for additional registrations.

THE OFFERING

Common Stock Offered by the Selling Shareholders for Resale to the Public	1,591,000 shares(1)

Common Stock Outstanding After the Offering as of April 30, 2005, Assuming Full Exercise of Warrants	6,693,481 shares(1)

Price per Share to the Public	Market price at time of resale

Proceeds to Us Raised by the Offering	None(2)

Risk Factors	This offering involves a high degree of risk. For more information, please see “Risk Factors” under Item 1, Business, in our Annual Report on Form 10-K and other risks described herein and in our periodic reports.

Nasdaq National Market Symbol	“BKRS”

(1)	As of April 30, 2005, excludes 268,992 shares issuable upon exercise of outstanding fully vested employee stock options at an exercise price of $0.01 per share, 299,600 shares underlying options granted on February 10, 2004 at an exercise price equal to the initial public offering price, $7.75 per share, and 194,700 shares underlying options granted in March and April 2005 at a weighted average exercise price of $11.30 per share, all of which were outstanding as of April 30, 2005. Includes 216,000 shares, which are offered by this prospectus, issuable upon the exercise of warrants, at an exercise price of $12.7875 per share, which were issued to the representatives of the underwriters of our initial public offering. Also includes 375,000 shares, which are offered by this prospectus, issuable upon the exercise of warrants issued on April 8, 2005 to investors and the placement agent at an exercise price of $10.18 per share in connection with a private placement of common stock and warrants by us. For more information about the warrants, please see “Description of Capital Stock — Shares Reserved for Options and Warrants” and our Current Report on Form 8-K filed with the SEC on April 13, 2005.

(2)	We will not receive any of the proceeds of the securities offered by this prospectus. However, we may receive up to $6,579,600 in gross proceeds from the cash exercise of the warrants by the selling shareholders.

USE OF PROCEEDS

We will not receive any proceeds from the disposition of the shares covered by this prospectus or interests therein. The selling shareholders, some of whom may be deemed to be our affiliates, will receive all of the proceeds from any dispositions. We have agreed to pay the expenses of registration for the selling shareholders under Federal and state securities laws. The selling shareholders must pay any expenses or commissions incurred in connection with the disposition of their shares, including the shares underlying their warrants.

SELLING SHAREHOLDERS

The following table sets forth certain information, as of April 30, 2005, concerning the beneficial ownership of our common stock for the selling shareholders and the shares being offered by this prospectus.

In connection with our initial public offering in February 2004, we issued warrants to purchase up to 216,000 shares of our common stock to the representatives of the underwriters of our initial public offering, or their designees. On April 8, 2005, we consummated a private placement of 1,000,000 shares of our common stock and warrants to purchase up to 375,000 shares of our common stock. The shares being offered hereby include 1,000,000 shares of common stock issued in the private placement, 375,000 shares of common stock issuable upon exercise of the warrants issued in the private placement and 216,000 shares of common stock issuable upon exercise of the warrants issued at the time of our initial public offering. As of April 30, 2005, none of the warrants referred to herein have been exercised. See “Description of Capital Stock — Shares Reserved for Options and Warrants.”

Ryan Beck & Co., Inc. and BB&T Capital Markets, whom we refer to as Ryan Beck and BB&T, respectively, were the representatives of the underwriters in our initial public offering. Ryan Beck, and its designees, and BB&T own warrants to purchase approximately 162,000 and 54,000 shares, respectively, of our common stock which were issued in connection with our initial public offering. Ryan Beck and BB&T are also parties to a representatives’ warrant agreement entered into at that time, which we refer to as the “Representatives’ Warrant Agreement,” which provides Ryan Beck and BB&T with certain registration rights relating to the shares of common stock underlying those previously issued warrants. Ryan Beck also has the right until February 3, 2009 to designate for election to our board of directors one person, or to designate an observer to attend meetings of our board of directors. We also agreed with Ryan Beck at the time of our initial public offering not to offer, sell or grant any options, warrants or other securities convertible or exchangeable for common stock to any of our directors, officers or employees at an exercise price of less than $7.75 per share for a period of three years without Ryan Beck’s consent. Also at the time of our initial public offering, we entered into a financial advisory agreement with Ryan Beck, under which we agreed to retain Ryan Beck as our financial advisor in connection with any strategic or financial transactions or other identified activities that we may undertake within the two year term of the agreement. Prior to our initial public offering, Ryan Beck received placement agent and financial advisory fees for services previously provided to us. See Item 13, Certain Relationships and Related Transactions, in our Annual Report on Form 10-K, which is incorporated herein by reference. Ryan Beck acted as placement agent in connection with our private placement of common stock and warrants on April 8, 2005 and received cash placement agent fees and warrants to purchase shares of our common stock as compensation. Pursuant to our ongoing engagement letter with Ryan Beck, we cannot offer for sale to, or solicit any offer to buy from, any person or persons any shares of our common stock or any securities convertible or exercisable into shares of common stock, with certain limited exceptions, other than through Ryan Beck. Ryan Beck and the purchasers in the April 8, 2005 private placement entered into a registration rights agreement with us. See “Description of Capital Stock — Shares Reserved for Options and Warrants.” The selling shareholders identified in this prospectus, including Ryan Beck and BB&T, who are broker-dealers, and selling shareholders who are or were affiliates of them, may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by such persons and any profit on the resale of the shares hereunder may be deemed to be an underwriting commission or discount under the Securities Act.

Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by him, her or it.

	Number of	Number of
	Shares of	Shares of	Number of
	Common Stock	Common	Shares	Approximate Percentage of Outstanding Shares
	Beneficially	Stock	Remaining if	of Common Stock
	Owned Prior to	Offered	All Offered	Before This	After This
Name and Address(1)	the Offering(1)	Hereby	Shares Sold	Offering	Offering

The Crown Advisors, LLC(2)	47,500	12,500	35,000	*	*
Crown Investment Partners, LP(2)	116,666	50,000	66,666	1.91%	1.09%
Harbour Holdings Ltd.(3)	140,625	140,625	—	2.29%	—
Hoak Public Equities, L.P.(4)	135,000	125,000	10,000	2.20%	*
Pequot Capital Management, Inc.(5)	437,500	437,500	—	7.07%	—
Skylands Quest LLC(6)	21,875	21,875	—	*	—
Skylands Special Investment LLC(6)	87,500	87,500	—	1.42%	—
SR Capital Offshore, Ltd.(7)	272,312	272,312	—	4.42%	—
SR Capital Partners, L.P.(7)	40,187	40,187	—	*	—
WS Opportunity Fund International, Ltd.(8)	131,700	25,500	106,200	2.16%	1.74%
WS Opportunity Fund, L.P.(8)	92,150	17,750	74,400	1.51%	1.22%
WS Opportunity Fund (QP), L.P.(8)	104,573	19,250	85,323	1.71%	1.40%
Ryan Beck & Co., Inc.(9)	174,750	174,750	—	2.78%	—
BB&T Capital Markets(10)	54,000	54,000	—	*	—
Michael J. Kollender(11)	71,750	71,750	—	1.16%	—
Randy F. Rock(12)	40,500	40,500	—	*	—

*	Represents beneficial ownership of less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to warrants held by that person, including shares underlying the warrants issued in connection with our April 8, 2005 private placement transaction, which are not exercisable until October 3, 2005, are deemed to be outstanding. Such shares, however, are not deemed outstanding for the purposes of counting the percentage ownership of each other person. The shares underlying unexercised warrants cannot be voted.

(2)	Includes 101,666 shares of our common stock acquired upon the conversion of subordinated convertible debentures which are held by Crown Investment Partners, LP and its general partner, The Crown Advisors, LLC, entities affiliated with Crown Capital Corporation, a boutique financial advisory firm, of which Harry E. Rich, one of our directors, was previously Executive Vice President and Managing Director. Also includes 50,000 shares of our common stock, including 40,000 shares purchased by Crown Investment Partners, L.P. and 10,000 shares held of record by The Crown Advisors #5 for which The Crown Advisors, LLC has power of attorney and shares underlying warrants to purchase 10,000 and 2,500 shares of our common stock issued to Crown Investment Partners, L.P. and The Crown Advisors #5, respectively, at an exercise price of $10.18 per share which are generally exercisable beginning October 5, 2005 until April 8, 2010, all of which were issued in connection with the April 8, 2005 private placement. Previously, Crown Investment Partners, L.P. and The Crown Advisors, LLC entered into agreements with us pursuant to which we have various obligations to them including additional registration obligations relating to the shares issued to those entities upon conversion of subordinated convertible debentures. See Item 13, Certain Relationships and Related Transactions, in our Annual Report on Form 10-K, which is incorporated herein by reference. The Crown Advisors, LLC is the general partner of Crown Investment Partners, L.P. and has power of attorney over shares held by The Crown Advisors #5. Chris H. Pauli is the managing member and president of The Crown Advisors, LLC and thus has beneficial ownership of the shares beneficially owned by these entities. The business address of these entities is 540 Maryville Center Drive, Suite 120, St. Louis, Missouri 63141. The information in this footnote is primarily based on information provided to us.

(3)	Includes 112,500 shares of our common stock purchased in our private placement on April 8, 2005. Also includes shares underlying warrants to purchase an additional 28,125 shares of our common stock, at an exercise price of $10.18 per share which are generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. Skylands Capital, LLC is the Investment Advisor of Harbour Holdings Ltd. Charles A. Paquelet is the President and Manager of Skylands Capital, LLC. Skylands Capital, LLC has investment discretion and voting power for all shares. The business address of these persons is 1200 North Mayfair Road, Suite 250, Milwaukee, Wisconsin 53226. The information in this footnote is primarily based on information provided to us. Also see footnote (6).

(4)	Includes 100,000 shares of our common stock purchased in our April 8, 2005 private placement and shares underlying warrants to purchase an additional 25,000 shares at an exercise price of $10.18 per share which are generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. Jonathan Hale Hoak is the President of James M. Hoak & Co. which is the General Partner of Hoak Fund Management, L.P. which is the General Partner of Hoak Public Equities, L.P. As a result, Mr. Hoak, James M. Hoak & Co.. and Hoak Fund Managers, L.P. have beneficial ownership of the shares beneficially owned by Hoak Public Equities, L.P. The principal business address for these persons is 500 Crescent Court, Suite 220, Dallas, Texas 75201. The information in this footnote is based on information provided to us.

(5)	Includes shares of our common stock purchased in our April 8, 2005 private placement, including 212,900 shares held of record by Pequot Scout Fund, L.P. and 137,100 shares held of record by Pequot Mariner Onshore Fund, L.P. Also includes shares underlying warrants to purchase 53,225 and 34,275 shares of our common stock issued to Pequot Scout Fund, LP and Pequot Mariner Onshore Fund, L.P., respectively, at an exercise price of $10.18 which are generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. Pequot Capital Management, Inc. is the Investment Manager of Pequot Scout Fund, L.P. and Pequot Mariner Onshore Fund, L.P. and exercises sole dispositive, investment and voting power for all shares. Arthur J. Samburg is the sole shareholder of Pequot Capital Management, Inc. and disclaims beneficial ownership of the shares, except for his pecuniary interest. The business address of each of these persons is 500 Nyala Farm Road, Westport, Connecticut 06880. The information in this footnote is based on information provided to us.

(6)	Includes an aggregate of 87,500 shares of our common stock purchased in our April 8, 2005 private placement, including 70,000 shares purchased by Skylands Special Investment LLC and 17,500 shares purchased by Skylands Quest LLC. Also includes shares underlying warrants to purchase 17,500 and 4,375 shares of our common stock issued to Skylands Special Investment LLC and Skylands Quest LLC, respectively, at an exercise price of $10.18 per share which are generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. Skylands Capital, LLC is the Manager and Investment Advisor of Skylands Special Investment LLC and Skylands Quest LLC. Charles A. Paquelet is the President and Manager of Skylands Capital, LLC. Skylands Capital, LLC has investment discretion and voting power for all shares. The business address of each of these persons is 1200 North Mayfair Road, Suite 250, Milwaukee, Wisconsin 53226. The information in this footnote is primarily based on information provided to us. Also see footnote (3).

(7)	Includes an aggregate of 250,000 shares of our common stock purchased in our April 8, 2005 private placement, including 32,150 shares purchased by SR Capital Partners, L.P. and 217,850 shares purchased by SR Capital Offshore, Ltd. Also includes shares underlying warrants to purchase 8,037.50 and 54,462.50 shares of our common stock issued to SR Capital Partners, L.P. and SR Capital Offshore, Ltd., respectively, at an exercise price of $10.18 per share which are generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. Pursuant to the terms of the warrants, the Company will pay cash in lieu of issuing fractional shares. John A. Levin & Co., Inc. is the Investment Manager of SR Capital Partners, L.P. and SR Capital Offshore, Ltd. and has beneficial ownership of the shares beneficially owned by SR Capital Partners, L.P. and SR Capital Offshore, Ltd. The business address of each of these entities is c/o John A. Levin & Co., Inc., One Rockefeller Plaza, 25th floor, New York, New York 10020. The information in this footnote is primarily based on information provided to us.

(8)	Includes an aggregate of 315,923 shares of our common stock reported as beneficially owned by WSV Management, L.L.C., a Texas limited liability company (“WSV”), including (1) 88,600 shares for the account of WS Opportunity Fund, L.P., a Texas limited partnership (“WSO”), (2) 100,723 shares for the account of WS Opportunity Fund (Q.P.), L.P., a Texas limited partnership (“WSOQP”), and (3) 126,600 shares for the account of WS Opportunity Fund International, Ltd., a Cayman Islands exempted company (“WSO International”). According to the Schedule 13G/A and information provided to us, each of the above named entities has sole voting and disposition power with respect to the shares described above. WSV is the general partner of WS Ventures Management, L.P., a Texas limited partnership (“WSVM”). WSVM is the general partner of WSO and WSOQP and the agent and attorney-in-fact for WSO International. Reid S. Walker, G. Stacy Smith and Patrick P. Walker are principals of WSV. According to the Schedule 13G/A, Reid S. Walker and G. Stacy Smith are the beneficial owners of the shares beneficially owned by WSV and WSVM for the accounts of WSO, WSOQP and WSO International. Patrick P. Walker is the beneficial owner of 318,423 shares, which includes 315,923 shares beneficially owned by WSV and WSVM for the accounts of WSO, WSOQP and WSO International, 1,000 shares held directly and 1,500 shares held by a trust for which Patrick P. Walker serves as trustee. WSV and WSVM are the beneficial owners of 315,923 shares of common stock, which includes shares beneficially owned by WSO, shares beneficially owned by WSOQP and shares beneficially owned by WSO International. On April 8, 2005 we sold 15,400, 14,200 and 20,400 shares of common stock to WSOQP, WSO and WSO International, respectively, in a private placement, which are included above. The numbers reflected in the table also include shares underlying warrants to purchase 3,850, 3,550 and 5,100 shares of our common stock issued to WSOQP, WSO and WSO International, respectively, at an exercise price of $10.18 which are generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. The principal business address for these entities is 300 Crescent Court, Suite 1111, Dallas, Texas 75201. The information above in this footnote is based on a Schedule 13G/A filed with the SEC on February 14, 2005 and other information provided to us.

(9)	Includes shares underlying warrants to purchase 81,000 shares of our common stock, exercisable at any time during the four-year period commencing on February 10, 2005, at an exercise price equal to $12.7875 per share, which were issued in connection with our initial public offering and shares underlying warrants to purchase an additional 93,750 shares of our common stock, at an exercise price of $10.18 per share which are generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. This entity is the beneficial owner of the shares underlying the warrants. Larry Silverstein, Chief Financial Officer of Ryan Beck, has the power to vote or dispose of the securities held by Ryan Beck and thus has beneficial ownership of those securities. The business address for this entity is 18 Columbia Turnpike, Florham Park, NJ 07932-2289. The information in this footnote is primarily based on information provided to us.

(10)	Represents shares underlying warrants to purchase 54,000 shares of our common stock, exercisable at any time during the four-year period commencing on February 10, 2005, at an exercise price equal to $12.7875 per share, which were issued in connection with our initial public offering. BB&T Capital Markets is the beneficial owner of the shares underlying the warrants. James A. Tyler, Jr. is Senior Vice President and Head of Syndicate for BB&T Capital Markets and has the power to vote and dispose of the securities and thus has beneficial ownership of such securities.

The business address for these persons is 909 East Main Street, Richmond, Virginia 23218. The information in this footnote is primarily based on information provided to us.

(11)	Includes shares underlying warrants to purchase 40,500 shares, exercisable at any time during the four-year period commencing on February 10, 2005, at an exercise price equal to $12.7875 per share, which were issued in connection with our initial public offering and shares underlying warrants to purchase an additional 31,250 shares, at an exercise price of $10.18 per share which are generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. Mr. Kollender is an Executive Vice President of Ryan Beck and is the beneficial owner of the shares underlying the warrants. Mr. Kollender is an affiliate of a broker-dealer who may be deemed to be an “underwriter” within the meaning of the Securities Act. The business address for Mr. Kollender is c/o Ryan Beck & Co., Inc., 650 Madison Avenue, New York, New York 10022. The information in this footnote is primarily based on information provided to us.

(12)	Represents shares underlying warrants to purchase 40,500 shares of our common stock, exercisable at any time during the four-year period commencing on February 10, 2005, at an exercise price equal to $12.7875 per share, which were issued in connection with our initial public offering. Mr. Rock is a former Managing Director of Ryan Beck and is the beneficial owner of the shares underlying the warrants. Mr. Rock is or was an affiliate of a broker-dealer who may be deemed to be an “underwriter” within the meaning of the Securities Act. The business address for Mr. Rock is 65 Central Park West, New York, New York 10023. The information in this footnote is primarily based on information provided to us.

DESCRIPTION OF CAPITAL STOCK

This description of our capital stock refers to and incorporates various terms of our restated articles of incorporation, as our shareholders have adopted them, and of our restated bylaws. Copies of forms of these documents have been filed as exhibits to the registration statement of which this prospectus is a part. Since the terms of our restated articles of incorporation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of those documents, instead of a summary description of the material terms. If you would like to read our articles of incorporation and/or our bylaws, forms of these documents are on file with the SEC or you may request a copy of either document (or of both documents) from us. Our common stock has been included in the Nasdaq National Market since February 5, 2004 under the symbol “BKRS.”

Authorized Capital Stock

Under our articles of incorporation, we have the authority to issue 45,000,000 shares of stock, of which 5,000,000 shares are shares of par value $0.0001 per share preferred stock, and 40,000,000 shares are shares of par value $0.0001 per share common stock. Prior to the completion of our initial public offering, we had three classes of common stock authorized, of which two classes were outstanding. These classes of common stock differed only as to voting rights. Prior to our initial public offering, our articles of incorporation provided for the reclassification and conversion of our three authorized classes of common stock into shares of a single class of common stock on a 1.0 for 1.0 basis upon completion of the offering. Our shareholders have also authorized us to issue preferred stock as discussed below. As of April 30, 2005, we had 6,102,481 shares of common stock and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on the applicable record date on all matters voted on by our shareholders, including elections of directors and, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of common stock exclusively possess all voting power. Our articles do not provide for cumulative voting in the election of directors or any preemptive rights to purchase or subscribe for any stock or other securities, and there are no redemption or sinking fund provisions with respect to our common stock. There are no conversion rights with respect to our common stock. Subject to any preferential rights of any outstanding series of preferred stock created by our board from time to time, the holders of our common stock on the applicable record date will be entitled to dividends as may be declared from time to time by our board of directors from funds available therefor, and upon liquidation will be entitled to receive pro rata all of our assets available for distribution to these holders.

Our articles of incorporation and our bylaws contain certain provisions which may have the effect of discouraging certain types of transactions that involve an actual or threatened change of control of Bakers. For more information on these provisions, please see “Anti-Takeover Effects of Some Provisions.”

Preferred Stock

Our board of directors has the authority to establish and issue shares of preferred stock in one or more series and to determine by resolution, with respect to any series of preferred stock, the voting powers (which may be full, limited or eliminated), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including liquidation preferences, dividend rates, conversion rights and redemption provisions, without any further vote or action by our shareholders. Any shares of preferred stock so authorized and issued could have priority over our common stock with respect to dividend and/or liquidation rights.

Shares Reserved for Options and Warrants

As of April 30, 2005, options to purchase 763,292 shares of our common stock are outstanding under the Bakers Footwear Group, Inc. 2003 Stock Option Plan, which we refer to as the “2003 Plan.” Of these options, 268,992 are fully vested and exercisable at an exercise price of $0.01 per share. On February 10, 2004, after the consummation of our initial public offering, we granted nonqualified stock options to purchase 304,500 shares of our common stock to certain of our officers, employees and directors at an exercise price of $7.75 per share, the initial public offering price, pursuant to the 2003 Plan, 299,600 of which remain outstanding as of April 30, 2005. In March and April 2005, we granted nonqualified stock options to purchase an aggregate of 194,700 shares of our common stock at a weighted average exercise price of $11.30 per share, pursuant to the 2003 Plan, all of which remain outstanding as of April 30, 2005. All of the options granted in 2004 and 2005 under the 2003 Plan generally vest in five equal annual installments beginning on the first anniversary of the date of grant. As of April 30, 2005, 105,700 shares of common stock remain available for future issuance under the 2003 Plan (excluding shares to be issued upon exercise of outstanding options).

In connection with our initial public offering, we issued to the representatives of the underwriters and their designees warrants to purchase up to 216,000 shares of our common stock, subject to customary anti-dilution adjustments, at an exercise price equal to $12.7875 per share, which shares are offered by this prospectus. As of April 30, 2005, all of the warrants to purchase up to 216,000 shares of our common stock remain unexercised. The warrants were restricted from sale, transfer, assignment, pledge or hypothecation until February 10, 2005, except to the officers and members of the representatives. The warrant holders may exercise the warrants at any time during the four-year period commencing on February 10, 2005. The warrant holders are entitled to receive, at any time and from time to time, shares of our common stock under a cashless exercise provision based on the value of the warrants at the time of exercise. We are obligated to register the shares underlying these warrants and have other obligations to the representatives of the underwriters pursuant to the Representatives’ Warrant Agreement, which is filed as an exhibit to the Registration Statement of which this prospectus is part.

Under the Representatives’ Warrant Agreement, we are required for a period of five years after February 10, 2004, (i) at the request of a majority of the warrant holders, to use our best efforts to file one registration statement, at our expense, covering the sale of the shares of common stock underlying the warrants and (ii) at the request of any holders of warrants, to file additional registration statements covering the shares of common stock underlying the warrants at the expense of those holders. We are required to maintain the effectiveness of any demand registration statement for up to nine consecutive months. Except for the registration rights that we have granted to the prior holders of our subordinated convertible debentures, we have agreed not to make any registered offering of our securities, with limited exceptions, or to include any other shares on any such demand registration statement, at any time that we are required to maintain the effectiveness of a demand registration statement, without first obtaining the consent of a majority of the holders of warrants and warrant shares that are not then held by the public or by us or other excepted persons who have a relationship with us and our affiliates. In addition, we are required to include the shares of common stock underlying the warrants in any appropriate registration statement we file during the six years following the consummation of our initial public offering.

In connection with our private placement in April 2005, we issued, to the investors and the placement agent in the offering, warrants to purchase 250,000 shares and 125,000 shares, respectively, of our common stock, subject to anti-dilution adjustments, at an exercise price of $10.18 per share. The shares underlying these warrants are offered by this prospectus. The warrants issued in the private placement generally are exercisable at any time beginning October 5, 2005 until April 8, 2010. We generally have the right to call the warrants issued in April 2005 to the investors, but not the placement agent, at a redemption price equal to $0.01 per share in the event that the closing bid price of our common stock equals or exceeds $25.00 per share for any 20 consecutive trading days commencing after the registration statement relating to the shares is effective. Under the terms of the investor warrants, we are required to exercise such right within one business day immediately following the end of any such 20 day trading period. The private placement warrant holders are entitled to receive shares of our common stock under a cashless exercise provision equal to the value of the warrants if the required registration statement has not been declared effective by April 8, 2006, or if sales of such shares cannot be made for any reason, subject to limited exceptions. The cashless exercise provision of the warrants issued to the placement agent is generally available to the placement agent and not subject to restrictions. We are obligated to register the shares issued and underlying the warrants issued in the private placement and have other obligations to the investors and the placement agent pursuant to a Registration Rights Agreement dated April 8, 2005, which is filed as an exhibit to the Registration Statement of which this prospectus is part. Under the Registration Rights Agreement, we are obligated, at our expense, to file a registration statement with the SEC by May 8, 2005 covering the resale of the shares of common stock issued in the private placement and the shares of common stock underlying the warrants issued to the investors and the placement agent in the private placement. We are obligated to use commercially reasonable efforts to have the registration statement declared effective as soon as practicable and generally will be obligated to keep the required registration statement effective for up to three years after the closing of the private placement. We also have certain other ongoing obligations, including providing the investors specified notices and certain information and indemnifying the investors and the placement agent for certain liabilities.

If the registration statement, of which this prospectus is part, required in connection with the April 8, 2005 private placement is not filed with the SEC by May 8, 2005, then we will be subject to liquidated damages penalties equal to 1.0% of the aggregate purchase price for each 30 day period or pro rata for any portion thereof in excess of the allotted time until the registration statement is filed. We are also subject to liquidated damages penalties, to the extent we exceed the allotted time, in a like amount in the event that the required registration statement is not effective within 90 days after the closing (120 days if the registration statement is reviewed by the SEC) or after effectiveness if sales cannot be made pursuant to the registration statement for any reason, including our failure to maintain the registration statement, subject to our right to suspend use of the registration statement for not more than 30 consecutive days or for a total of more than 60 days in any 12 month period in certain circumstances. We have also agreed to register, in the registration statement of which this prospectus is part, the 216,000 shares of common stock underlying the warrants granted to the representatives of the underwriters in connection with our initial public offering.

In connection with the April 8, 2005 private placement, Peter Edison and a member of his family agreed not to offer, sell, transfer, or otherwise encumber or dispose of any shares of our common stock or securities convertible into or exchangeable for shares of our common stock, other than gifts, as to which the donee(s) agree to be bound by the restrictions, and intrafamily transfers including transfers to trusts for the benefit of such persons or their families in which the transferee(s) agree to be bound by the restrictions, for a period of 90 days after the effectiveness of the registration statement covering the shares of common stock sold and issuable pursuant to the investor warrants and placement agent warrants, without the prior written consent of the holders of the majority of the shares of common stock purchased by the investors in the private placement transaction.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Co., (212) 509-4000, extension 206.

ANTI-TAKEOVER EFFECTS OF SOME PROVISIONS

Our restated articles of incorporation, our restated bylaws and Missouri law contain provisions that could have the effect of delaying, deferring or preventing a change in control of us by various means such as a tender offer or merger not approved by our board of directors. These provisions are designed to enable our board of directors, particularly in the initial years of our existence as an independent, publicly-owned company, to develop our business in a manner that will foster its long-term growth without the potential disruption that might be entailed by the threat of a takeover not deemed by our board of directors to be in our best interests and the best interests of our shareholders.

The description set forth below is intended as a summary of these provisions only, and we refer you to the actual provisions of our articles of incorporation and bylaws, forms of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Limitations on Changes in Board Composition and Other Actions by Shareholders

Our articles of incorporation and our bylaws provide that the number of directors will be fixed from time to time exclusively by our board but shall consist of not less than three directors. Currently, our board of directors is comprised of six directors.

Missouri law provides that, unless a corporation’s articles of incorporation or bylaws provide otherwise, the holders of a majority of the corporation’s voting stock may remove any director from office. Our articles of incorporation provide that (1) any director, or the entire board of directors may be removed from office only for cause and by the affirmative vote of the holders of record of outstanding shares representing not less than two-thirds of all of the then outstanding shares of our capital stock and (2) any director may be removed from office for cause by the affirmative vote of a majority of the entire board of directors, as provided by law. Our articles of incorporation and our bylaws also provide that any director may be removed from office by the affirmative vote of a majority of the entire board of directors in the event that the director fails to meet any qualifications for election as a director stated in the bylaws or in the event that the director is in breach of any agreement between the director and us relating to the director’s service as a director or our employee. Missouri law also provides that, unless a corporation’s articles of incorporation or bylaws provide otherwise, all vacancies on a corporation’s board of directors, including any vacancies resulting from an increase in the number of directors, may be filled by a majority of the directors then in office, although less than a quorum, until the next election of directors by the shareholders. Our articles of incorporation provide that, subject to any rights of holders of our preferred stock, vacancies may be filled only by a majority of the remaining directors.

Under our bylaws, only persons who are nominated by or at the direction of our board, or by a shareholder who has given notice in accordance with our bylaws, which generally requires notice not less than 90 days nor more than 120 days prior to a meeting at which directors are to be elected, will be eligible for election as directors at that meeting. If, however, we give less than 100 days’ notice of the meeting to the shareholders, then we must receive notice from a shareholder not later than the tenth day following the day on which we mailed or provided notice of the meeting. Our bylaws also establish advance notice procedures with regard to other matters which any shareholder may desire to be brought before any meeting of shareholders.

Missouri law provides that special meetings of shareholders may be called by the board of directors or by such other person or persons as may be authorized by a corporation’s articles of incorporation or bylaws. Our bylaws provide that special meetings of our shareholders may be called by the Chairman of the Board, our Chief Executive Officer, shareholders holding at least two-thirds of our voting power or the affirmative vote of a majority of the entire board of directors. Our bylaws also provide that the proposed purposes of any special meeting of our shareholders shall be specified in the notice of meeting.

Missouri law and our bylaws provide that any action by written consent of shareholders in lieu of a meeting must be unanimous.

The provisions of our articles of incorporation and bylaws with respect to the advance notice requirements for director nominations or other proposals of shareholders, the requirement of unanimity for shareholder action by written consent, and the limitations on the ability of shareholders to increase the size of the board, remove directors and fill vacancies, will have the effect of making it more difficult for shareholders to change the composition of our board or otherwise to bring a matter before shareholders without our board’s consent and thus will reduce our vulnerability to an unsolicited takeover proposal.

Preferred and Common Stock

Our articles of incorporation authorize our board to establish and issue shares of preferred stock in one or more series, and to determine by resolution, with respect to any series of preferred stock, the voting powers (full, limited, or eliminated), and those designations, preferences and relative, participating, optional or other special rights and those qualifications, limitations or restrictions thereof, including liquidation preferences, dividend rights, conversion rights and redemption provisions. Moreover, the number of authorized but unissued shares will provide us with the ability to meet future capital needs and to provide shares for possible acquisitions and stock dividends or stock splits.

We believe that the preferred stock will provide us with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. Having such authorized shares available for issuance will allow us to issue shares of preferred stock without the expense and delay of a special shareholders’ meeting. The authorized and unissued shares of preferred stock, as well as the authorized and unissued shares of our common stock, will be available for issuance without further action by shareholders, unless such action is otherwise required by applicable law, by Nasdaq or by any stock exchange or listing service relating to our stock. Although our board has no intention at the present time of doing so, it could issue a series of preferred stock that could, subject to certain limitations imposed by law, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based on its judgment as to our best interests and our then-existing shareholders at the time of the issuance. Our board of directors, in so acting, could issue preferred stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock.

Amendment of Certain Provisions of Bakers’ Articles and Bylaws

Our articles of incorporation provide that our bylaws may only be amended or repealed by a majority of our entire board of directors. Except as otherwise provided, any amendment of our articles of incorporation requires a vote of a majority of the outstanding shares of our capital stock entitled to vote. Amendment of the provisions of our articles of incorporation relating to the following areas requires the vote of two-thirds of the outstanding shares of our capital stock entitled to vote:

•	business combinations;

•	the directors of the corporation;

•	the bylaws of the corporation;

•	the limitation of directors’ liability for monetary damages for breach of fiduciary duties, subject to Missouri law; and

•	amendment of the articles of incorporation.

Statutory Provisions

We are subject to the business combination provisions under Missouri law, which allow our board of directors to retain discretion over the approval of certain business combinations, except that, in our articles of incorporation, we have excluded from the limitations in the statute any business combination with those of our shareholders who are considered “interested shareholders” under Missouri law as of April 1, 2002. Missouri law also permits our board of directors to consider the interests of non-shareholder constituencies in connection with acquisition proposals. These provisions may make it more difficult for there to be a change in control of us or for us to enter into certain business combinations than if we were not subject to those sections. In our bylaws, we have elected to not be subject to the control shares acquisition provision under Missouri law, which would deny an acquiror voting rights with respect to any shares of voting stock which increase its equity ownership to more than specified thresholds.

PLAN OF DISTRIBUTION

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date of this prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders, including Ryan Beck & Co., Inc. and BB&T Capital Markets, who were underwriters in our initial public offering, and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. For a discussion of the securities held by the selling shareholders and certain relationships of such persons to us, see “Selling Shareholders” which is incorporated herein by reference. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Ryan Beck and BB&T Capital Markets have indicated to us that they make a market in our common stock and that in the ordinary course as broker-dealers, they may actively trade our equity securities for their own accounts and the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities. Ryan Beck and BB&T Capital Markets may discontinue these activities at any time.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (2) the date on which the shares (other than shares held by our affiliates) may be sold pursuant to Rule 144(k) of the Securities Act and (3) April 8, 2008.

LEGAL MATTERS

The validity of the shares of common stock offered hereby and certain legal matters in connection with the offering will be passed upon for us by Bryan Cave LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended January 1, 2005, as set forth in their report which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is part. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

1,591,000 Shares

Common Stock

PROSPECTUS

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of any securities other than those to which it relates or any offer to sell, or a solicitation of any offer to buy, those to which it relates in any state to any person to whom it is not lawful to make such offer in such state. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date or that there has been no change in the affairs of the Company since such date.

The date of this prospectus is May 25, 2005